UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

July 9, 2025
Date of Report
(Date of earliest event reported)
AGCO CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	001-12930	58-1960019
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4205 River Green Parkway
Duluth, Georgia 30096
(Address of principal executive offices, including Zip Code)
770 813-9200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act
Title of Class	Trading Symbol	Name of exchange on which registered
Common stock	AGCO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.    Other Events.

On July 9, 2025, AGCO Corporation, a Delaware corporation (the “Company”), issued a press release announcing that the Company’s Board of Directors authorized a new share repurchase program authorizing the Company to repurchase up to $1 billion of the Company’s common stock. Share repurchases may be made by the Company from time to time in open market transactions at prevailing market prices or in privately negotiated transactions. The actual timing, number and value of shares repurchased under the latest program will be determined within the terms of the authorization, and will depend on a number of factors, including the trading price of the stock, and general market and business conditions and applicable legal requirements. This program does not oblige the Company to repurchase any shares under the authorization, and the program may be suspended, discontinued or modified at any time, for any reason and without notice.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued July 9, 2025 by AGCO Corporation
104	Cover Page Interactive Data File - the cover page from this current report on Form 8-K is formatted in Inline XBRL.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGCO Corporation

By:	/s/ Damon Audia
Damon Audia Senior Vice President and Chief Financial Officer

Dated: July 9, 2025